UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

ATHEROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-31261	58-2108232

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

8995 Westside Parkway
Alpharetta, GA 30004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 336-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On January 5, 2005, AtheroGenics, Inc. (the “Registrant”) issued a press release announcing that it intended to offer approximately $125 million principal amount of convertible notes due 2012, with an option to the initial purchasers to purchase up to an additional $25 million principal amount of notes. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Updated business information and “Risk Factors” relating to the Registrant is attached hereto as Exhibit 99.2 and incorporated herein by reference.

     Attached hereto as Exhibit 99.3 is the Registrant’s 2004 Equity Ownership Plan approved by the Registrant’s shareholders on April 28, 2004.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

           See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHEROGENICS, INC.
Date: January 5, 2005	By: /s/ Mark P. Colonnese Mark P. Colonnese Senior Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 5, 2005.
99.2	Updated Business Information and Risk Factors relating to the Registrant.
99.3	2004 Equity Ownership Plan of the Registrant.